                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K



                                  CURRENT REPOT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 2, 2001


                               ILLINI CORPORATION
             (Exact name of registrant as specified in its charter)



         Illinois                        0-13343                37-1135429
(State or other jurisdiction   (Commission file Numbers)       (IRS Employer
      of incorporation)                                     Identification No.)

               3200 West Iles Avenue, Springfield, Illinois 62707
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (217) 787-5111


                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

Illini Corporation has executed a definitive stock purchase agreement to redeem 160,088 of its shares (27.99% of total shares outstanding) from a Springfield, Illinois family and related interests. The agreement was executed on April 12, 2001. The agreement is subject to the approval of federal and state banking regulators and, if approved, is expected to close on or before the end of the third quarter 2001.

The agreement contains separate non-compete and standstill agreements. The standstill agreement prohibits certain members of the family from owning voting shares in Illini Corporation or directly or indirectly exercising influence over the Company's operations for a period of ten years from the date of execution.

The Company paid $45.00 per share plus $150,000 related to the non-compete and standstill agreements. One-third of purchase price will be paid by the Company in cash at closing, with the balance of unpaid principal due in three equal installments on March 31, 2002, March 31, 2003, and March 31, 2004. Interest will be paid quarterly on the unpaid principal balance at seven percent (7%) per annum.

The selling shareholders agreed to withdraw as litigants in IDA NOLL VS. ILLINOIS STOCK TRANSFER CO., ILLINI CORPORATION, VARIOUS ILLINI DIRECTORS, ET AL and IDA NOLL VS. ILLINOIS STOCK TRANSFER CO., ILLINI CORPORATION, FARMERS STATE BANK OF CAMP POINT AND ERNEST H. HULS. Another suit, MARY QUINN VS. ILLINOIS STOCK TRANSFER CO., ILLINI CORPORATION, ET AL was not affected by the definitive agreement. The Quinn case is a class action suit brought in 1998 which was dismissed by the Circuit Court (original court of jurisdiction) in January 2000 and reversed and remanded by an Illinois appellate court later in the same year.

Illini Corporation was represented by Williams & Connolly, Washington, D.C. The Bank Advisory Group, Austin, Texas, issued a fairness opinion on the transaction.

Mr. Charles Delano and Ms. Cathleen Sweeten, directors of Illini Corporation nominated by members of the subject family, resigned from the Board of Directors at a special board meeting held Friday, April 27, 2001.

[See attached copy of news release.]

Illini Corporation
                              3200 WEST ILES AVENUE
                           SPRINGFIELD, ILLINOIS 62704

Tel (217) 787-5111  Fax (217) 547-9659


NEWS RELEASE
FOR IMMEDIATE RELEASE


MEDIA CONTACT:                          INVESTOR CONTACT:
BURNARD K. MCHONE, PRESIDENT            MARY T. POWELL, EXECUTIVE SECRETARY
217/787-5111, EXTENSION 217             (217) 787-5111


-------------------------------------------------------------------------------



                             ILLINI SETTLES DISPUTE
                           SPRINGFIELD BANKING COMPANY
                              BUYS 28% OF ITS STOCK


SPRINGFIELD, IL. APRIL 30, 2001. Illini Corporation has resolved a long standing dispute over the control of the $240 million Springfield banking company by purchasing a significant interest in the Company from a Springfield family. Illini's Board of Directors has signed a definitive agreement to purchase nearly 28% of its outstanding shares from the Noll family and related interests.

The total transaction is valued at approximately $7.2 million to be paid over three years. The agreement settles litigation with the family and includes standstill and non-compete covenants. The transaction is subject to approval of federal and state banking regulators.

Illini was represented by Williams & Connolly, a national law firm in Washington, D.C. engaged by the Company in 1999. The Bank Advisory Group of Austin, Texas issued a fairness opinion on the transaction.


                               * * * * END * * * *

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS THAT ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND ASSUMPTIONS AND ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER FROM THOSE ANTICIPATED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL BUSINESS AND ECONOMIC CONDITIONS, COMPETITIVE ACTIONS AND REGULATORY ACTIONS.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (c)   Exhibits (None)

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                         ILLINI CORPORATION


Dated:  May 3, 2001                         By:      /S/ BURNARD K. MCHONE
                                                     ---------------------
                                                     President

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                                  EXHIBIT INDEX

EXHIBIT NUMBER             DESCRIPTION
(None)                     (None)